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                          INVENTORY SECURITY AGREEMENT


THIS INVENTORY SECURITY AGREEMENT (as from time to time amended, "this ISA" and together with the Program Letters and Change Notices, as hereinafter defined, "the Agreement") is between Boat Tree, Inc., a (check box and specify jurisdiction) |X| Florida Corporation |_| general partnership |_|
         limited partnership |_| sole proprietorship ("Dealer"), and TRANSAMERICA COMMERCIAL FINANCE CORPORATION ("TCFC"), with its chief executive office and principal place of business at 225 North Michigan Avenue, Chicago, Illinois 60601.

         The parties agree that this ISA amends and restates in its entirety an existing Inventory Security Agreement and Power of Attorney between the parties dated prior to the date hereof. The parties further agree as follows:

1. Definitions. In addition to terms defined elsewhere herein, "accessions," "account", "chattel paper," "deposit account," "document," "equipment," "fixture," "general intangibles," "goods," "instrument," and "inventory" have the meanings assigned to them in Article 9, and "person" has the meaning assigned to it in Article 1, of the Illinois Uniform Commercial Code (the "UCC") as of the date of this ISA. "Program Letter" means each written agreement entitled "Program Letter," as from time to time amended, between TCFC and Dealer which refers to this ISA; "Change Notice" means any notice sent by TCFC to Dealer, whether or not part of a billing statement, increasing or decreasing the rate or amount of Charges (as hereinafter defined), adding or deleting Charges or making any other change respecting Charges or the time for payment of future Advances or adding product lines to be financed and specifying the terms of such financing; and "affiliate" means any person that (i) directly or indirectly controls, is controlled by or is under common control with Dealer, (ii) directly or indirectly owns 5% or more of Dealer, (iii) is a director, partner, manager, or officer of Dealer or an affiliate of Dealer, or (iv) any natural person related to Dealer or an affiliate of Dealer.

2.       Advances and Approvals.

         (a) Dealer may from time to time apply to TCFC, directly or in the manner provided in paragraph (b) of this section, for an extension of credit under the agreement (any such extension of credit, an "Advance").

         (b) Whenever any person from whom Dealer purchases or may purchase inventory or who advises TCFC that it has sold, or may sell, inventory to Dealer (a "Seller") requests in any manner (e.g., orally, in writing, or by electronic transmission) that TCFC finance, or confirm that it will finance (an "Approval"), the acquisition of inventory by Dealer from such Seller, such request shall be an application by Dealer for an Advance equal to the purchase price of such inventory. Dealer shall be obligated for all obligations incurred by TCFC on account of the issuance of each Approval. Whenever TCFC makes such an Advance, it shall be paid by TCFC to such Seller, except that TCFC may offset any amount owed by such Seller to TCFC, including

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without  limitation any discount,  payment or other benefit owned by such Seller to TCFC ("TCFC's Offset"). Dealer agrees that it has no right to any TCFC's Offset.

         (c) TCFC shall not be obligated to issue any Approval or make any Advance. If TCFC decides in its discretion to issue an Approval or make an Advance, the Approval or Advance may be in the amount requested or a lesser amount, and made upon such conditions, as TCFC determined. Each Advance shall be deemed made when it is entered by TCFC as a receivable on its books. All Advances for all purposes shall be treated as a single loan.

         (d) Any Invoice (which term shall include paper based or electronically transmitted invoices) from a Seller received by TCFC, pertaining to inventory shipped or to be shipped to Dealer, shall be rebuttably presumptive evidence that TCFC has financed the acquisition of such inventory for Dealer and that the amount of such invoice is the original principal amount of Dealer's obligation to TCFC on account of such inventory.

3.       Grant and Perfection of Security Interest.

         (a) Dealer hereby grants to TCFC a security interest in all of the Collateral as security for all indebtedness. Said security interest in any item of Inventory shall be deemed a purchase money security interest to the extent of the Advance made in connection with the acquisition of such inventory.
"Collateral" means the following property or interests in property of Dealer, whether now or hereafter existing, owned, licensed, leased, consigned, acquired; or arising and whenever located: (i) inventory, accounts, chattel paper, documents, equipment, fixtures, general intangibles and instruments, (including without limitation and whether or not included in the foregoing, Seller Credits, deposit accounts, certificates of deposit) and books, records, disks, and tapes,
(ii) all accessions,  accessories and  replacements to or of the foregoing,  and
(iii) all proceeds and products of the foregoing; "Indebtedness" means all present and future indebtedness and obligations of Dealer to TCFC or to any person that directly or indirectly controls, is controlled by or is under common control with TCFC (a "TCFC Affiliate"), whether or not arising under the Agreement, of whatever kind, now due or to become due, absolute or contingent, and whether joint, several or joint and several, including without limitation any indebtedness and obligations arising under guaranty agreements; and "Seller Credits" means all of Dealer's rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due Dealer from a Seller with respect to, or in connection with, any inventory acquired from such Seller.

         (b) Dealer shall provide TCFC such financing statements, certificates or originor title and other writings, in form and substance satisfactory to TCFC, and take such other action as TCFC may request from time to time to establish and maintain a perfected security interest in the Collateral.

4. Representations and Warranties of Dealer. Dealer represents and warrants that at the time of execution of this ISA and at the time of each Approval and each Advance, unless Dealer

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has given written notice to the contrary to TCFC prior to such Approval or
Advance, that;

         (a) Dealer, if not an individual, is the type of organization set forth at the beginning of this ISA, is in good standing and has all the necessary authority to enter into and perform the Agreement and Dealer does not and will not violate its charter or bylaws if a corporation, or partnership agreement if a partnership, or any law, regulation or agreement binding upon it, by entering into and performing the Agreement.

         (b) Dealer keeps its records respecting accounts and chattel paper at its chief executive office and principal place of business identified below. The only locations at which Collateral is located are listed in the section entitled "Business and Warehouse Locations" (together with additional business and warehouse locations of Dealer in the United States of which Dealer gives TCFC at least 30 days prior written notice, the "Permitted Location").

         (c)  All  information   supplied  by  Dealer  to  TCFC,  including  any
financial, credit or accounting statements or application for credit, in connection with the Agreement is true, correct and complete.

5.       Covenants of Dealer.

         (a) Until sold as permitted by the Agreement, Dealer shall own all inventory which has been financed in whole or in part by an Advance, whether or not such advance is outstanding ("Prime Inventory"), free and clear of all liens, security interests, claims and other encumbrances, whether arising by agreement or operation of law ("Liens"), other than the security interest granted to TCFC in this ISA, other security interest subordinate thereto to which TCFC has consented in writing and other Liens in favor of TCFC.

         (b) Dealer shall (i) keep all Collateral at Permitted Locations and keep all tangible Collateral in good order, repair and operating condition and insured as required herein; (ii) promptly file all tax returns required by law and promptly pay all taxes, fees, and other governmental charges for which it is liable, including without limitation all governmental charges against the Collateral; (iii) permit TCFC, without notice, to inspect the Collateral during normal business hours and at any other time TCFC deems desirable; (iv) keep complete and accurate records of its business, including inventory and sales, and permit TCFC to inspect and copy such records upon request; (v) provide TCFC with Dealer's year-end balance sheet and annual profit and loss statement for each of its fiscal years prepared in accordance with generally accepted accounting principles, consistently applied, within 20 days after the same are prepared but in no event later than 120 days after the end of each fiscal year;
(vi) furnish TCFC with such additional information regarding the Collateral and Dealer's business and financial condition as TCFC may from time to time reasonably request; and (vii) immediately notify TCFC of any material adverse change in Dealer's prospects, business, operations or condition (financial or otherwise) or in the Collateral.


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         (c) Dealer shall not (i) use (except for demonstration for sale), rent, lease, sell, transfer, consign or dispose of Collateral except for sales of inventory at retail in the ordinary course of Dealer's business; (ii) sell inventory to an affiliate; (iii) engage in any other material transaction not in the ordinary course of Dealer's business; (iv) change its business in any material manner or its structure or be a party to a merger or consolidation, (v) change its name without at least 30 days prior written notice to TCFC; (vi) change its chief executive office or office where it keeps its records with respect to accounts or chattel paper; or (vii) finance on a secured basis with any third party without the prior written consent of TCFC the acquisition of inventory of the same brand as any inventory financed or to be financed by TCFC.

6.       Payment by Dealer to TCFC

         (a) Dealer shall pay TCFC the amount of any Advance made to finance the acquisition of any item of inventory immediately upon the earlier of (i) the sale of such item, and shall hold the entire sale proceeds therefrom in the same form as received IN TRUST for TCFC until paid to TCFC and, on written request from TCFC, separate and apart from Dealer's other funds and property, (ii) the "Due in Full Date" with respect to such Advance, which shall be 210 days after such Advance was made unless otherwise provided for in the Agreement, or (iii) the date such item has been damaged or destroyed or without TCFC's consent is returned to a Seller or is otherwise not located at a Permitted Location. Any such payment shall be applied by TCFC to such Advance. An Advance made to finance the acquisition of a number of items of Inventory shall be allocated among such items in proportion to Seller's respective invoice prices therefor at the time of sale to Dealer.

         (b) TCFC in its discretion may by notice to Dealer authorize Dealer to pay TCFC on a scheduled liquidation program in whole or in part or discontinue any such program at any time. While a scheduled liquidation program is in effect, payments on Advances shall be applied on Advances in the order billed.

         (c) Anything in the Agreement to the contrary notwithstanding, at TCFC's request, Dealer shall immediately pay TCFC the amount necessary to reduce the sum of outstanding Approvals with respect to inventory received by Dealer, Advances (excluding any Advance with respect to inventory not received by Dealer if made on receipt by TCFC of an electronically transmitted invoice) and accrued Charges to an amount which does not exceed the aggregate invoice price to Dealer of Prime Inventory in Dealer's possession in which TCFC has a perfected first priority Lien. An Approval shall be deemed outstanding to the extent of its face amount, less the amount of Advances with respect thereto.

         (d) Dealer shall pay fees, charges and interest (collectively, "Charges") with respect to each Advance in accordance with the Agreement; provided, however, TCFC may at any time with Dealer's agreement increase or decrease the rate or amount of any Charges, add or delete Charges or make any other change respecting Charges applicable to outstanding and future Advances by giving Dealer a Change Notice specifying such change at least 15 days prior to such change.

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Dealer  shall be deemed to have  agreed to such  change if,  after the giving of such Change Notice and before such change becomes effective, Dealer does not give TCFC notice that no additional Advances which would be subject to such change should be made. Dealer shall pay TCFC its customary Charge for any check or other item which is returned unpaid to TCFC. Unless otherwise provided in the Agreement, the following additional provisions shall be applicable to Charges:
(i) any reference to "rime Rate" shall mean for any calendar month the highest of the following rates: (A) the highest "prime rate" published in the "Money Rates" column of the Wall Street Journal on the first Business Day of such month (a "Business Day" being any day the Federal Reserve Bank of Chicago is open for the transaction of business); or (B) the highest of the rates publicly announced on such date by Continental Bank, N.A., The First National Bank of Chicago or The Northern Trust Company, as their respective reference, prime, corporate base or similar benchmark rate, whether or not such announced rates are the lowest rates charged by such banks; or (C) the highest of the commercial paper rates for any term published in the Federal Reserve statistical release (H.15) for the date coincident with or most recently preceding the first Business Day of such month; (ii) all Charges shall be paid by Dealer monthly within 15 days after the month in which such Charges accrue, (iii) if a monthly rate of interest is provided for in the Agreement with respect to an Advance, interest on each Advance and principal indebtedness related thereto shall be computed each calendar month on the sum of the daily balances thereof during such month divided by 30 and multiplied by the monthly rate provided for in the Agreement;
(iv) if an annual rate of interest is provided for in the Agreement with respect to an Advance, interest on each Advance and principal indebtedness related thereto shall be computed each calendar month on the sum of the daily balances thereof during such month divided by 30 and multiplied by one-twelfth of the annual rate provided for in the Agreement; (v) interest on an Advance made at the request of a Seller shall begin to accrue on the earlier of the ship date referred to in the Seller's invoice or the date such Advance is entered by TCFC as a receivable on its books (the "Start Date"); provided, however, if there is a free floor period with respect to such inventory, interest with respect to the Advance shall begin to accrue the number of days after the Start Date equal of the number of days in such free floor period; (vi) interest on any other Advance shall begin to accrue on the date TCFC makes such Advance; (vii) for the purpose of computing Charges, any payment shall be deemed credited 3 Business Days after received by TCFC at the place for payment provided for in the Agreement or, if paid to TCFC at any other place, 3 Business Days after deposited by TCFC, provided, however, in either case, if TCFC has furnished Dealer a form of remittance advice to be completed and returned with payments, such payment shall not be deemed credited prior to the Business Day the completed remittance advice with respect to such payment is received by TCFC; (viii) for the purpose of computing Charges, any payment received by TCFC after noon where payment is to be made shall be deemed received by TCFC on the next Business Day; and (ix)
Charges not paid when due, at the option of TCFC shall become principal Indebtedness and shall bear interest at the Default Rate stated in the Agreement or, if none, the highest rate applicable from time to time to any Advances after the due date thereof (the "Default Rate").

         (e) Unless otherwise provided in the Agreement (i) all payments shall be made at such place as TCFC shall from time to time designate, and (ii) all payments and other amounts received

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                                                         5

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by TCFC  pursuant  to the  Agreement,  including  without  limitation  insurance proceeds and proceeds of Seller Credits, shall be applied to Indebtedness, whether or not due, in such order as TCFC in its discretion shall determine. All payments stated to be due on a day which is not a Business Day shall be due on the preceding Business Day.

         (f) Subject to the section entitled "Savings Provisions", any statement with respect to any indebtedness sent to Dealer by TCFC shall be subject to subsequent adjustment by TCFC but shall be presumed accurate evidence of indebtedness and information covered thereby, unless TCFC shall have received written notice from Dealer specifying any error within 30 days after the date such statement is received by Dealer. Notwithstanding such notice by Dealer to TCFC, Dealer's obligation to make payments to TCFC with respect to such statement shall not be waived or extended unless and until TCFC consents in writing to such waiver or extension.

         (g) All Advances not made to finance the acquisition of inventory shall be paid on demand unless otherwise provided in the Agreement. TCFC may at any time, at its discretion, change the time for payment of future Advances or add product lines to be financed and the terms of such financing by giving Dealer a Change Notice specifying such change.

7. Insurance. All risk of loss, damage to or destruction of Collateral shall at all times be on Dealer. Dealer shall keep tangible Collateral insured for full value against all insurable risks under policies delivered to TCFC and issued by insurers satisfactory to TCFC with loss payable to TCFC under long-form mortgagee endorsements as its interest may appear subject to cancellation or change only upon 30 days (10 days for non-payment of premium) written notice to TCFC. TCFC is authorized, but not required, to act as attorney-in-fact for Dealer in adjusting and settling any insurance claim under any such policy and in endorsing any checks or drafts drawn by insurers. Dealer shall promptly remit to TCFC in the form received, with all necessary endorsements, all proceeds of such insurance which Dealer may receive. TCFC, at its election, shall either apply any proceeds of insurance it may receive toward payment of Indebtedness or pay such proceeds to Dealer. If Dealer fails to obtain such insurance by the time provided herein, TCFC may, but shall not be obligated to, procure such insurance and the cost thereof shall be a part of the Indebtedness payable by Dealer on demand.

8. Power of Attorney. Dealer authorizes TCFC to execute or endorse on behalf of Dealer any instruments, chattel paper, financing statements and amendments thereto, or other writings comprising Collateral or evidencing financings under the Agreement or evidencing or perfecting the security interest granted hereby, as attorney-in-fact for Dealer. This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

9. Credit Information. Dealer authorizes TCFC to investigate or make inquiries of former or current creditors or other persons and provide to any creditors or other persons any and all financial, credit or other information regarding or relating to Dealer, whether supplied by Dealer to TCFC or otherwise obtained by TCFC, with such authority to continue throughout the term of the Agreement.

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10.  Default.  The  occurrence  of one or more  of the  following  events  shall constitute a default by Dealer (a"Default"), (a) Dealer shall fail to pay any indebtedness when due; (b) any representation made to TCFC by Dealer or by any guarantor, surety, issuer of a letter of credit or any person other than Dealer primarily or secondarily liable with respect to any indebtedness (a"Guarantor") shall not be true when made or Dealer or any Guarantor shall breach any warranty or agreement to or with TCFC; (c) Dealer or any Guarantor shall die, become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern; (d) any guaranty, letter of credit, or other obligation of a Guarantor to TCFC with respect to any indebtedness or Collateral shall terminate or not be renewed at least 30 days prior to its stated expiration or maturity; (e) Dealer or any Guarantor shall make an assignment for the benefit of creditors, or commence a proceeding with respect to itself under any bankruptcy, reorganization, arrangement, insolvency,
receivership,   dissolution  or  liquidation  statute  or  similar  law  of  any jurisdiction, or any such proceeding shall be commenced against it or any of its property (an "Automatic Default"); (f) a material adverse change shall occur in the business, operations or condition (financial or otherwise) of Dealer or any Guarantor or with respect to the Collateral; (g) any debt for borrowed money of, or guaranteed by, Dealer or any Guarantor becomes due by acceleration or otherwise prior to its due date by reason of a default; or (h) TCFC in good faith believes the prospect of payment of any indebtedness is impair or deems itself insecure.

11. TCFC's Rights and Remedies Upon Default. Upon the occurrence of a Default, TCFC shall have all rights and remedies of a secured party under the UCC and other applicable law and all the rights and remedies set forth in the Agreement. TCFC may terminate the Agreement and any outstanding Approvals immediately and/or declare any and all indebtedness immediately due and payable without notice or demand. Dealer waives notice of intent to accelerate, and of acceleration of, indebtedness. TCFC may enter any premises of Dealer, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof. If TCFC requests, Dealer shall cease disposition of and shall assemble the Collateral and make it available to TCFC, at Dealer's expense, at a convenient place or places designated by TCFC. TCFC may take possession of the Collateral or any part thereof on Dealer's premises and cause it to remain there at Dealer's expense, pending sale or other disposition. Dealer agrees that the sale of inventory by TCFC to a person who is liable to TCFC under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to Section 9-504(5) of the UCC or any similar provision of any other applicable law, and Dealer waives any provision to the contrary of such laws. Dealer agrees that repurchase of inventory by a Seller pursuant to a repurchase agreement with TCFC shall be a commercially reasonable method of disposition. Dealer shall be liable to TCFC for any deficiency resulting from TCFC's disposition, including without limitation a repurchase by Seller, regardless of any subsequent disposition thereof. Dealer is not a beneficiary of, and has no right to require TCFC to enforce, any repurchase agreement. Any notice of a disposition shall be deemed reasonably and properly given if given to Dealer at least 10 days before such disposition. If Dealer fails to perform any of its obligations under the Agreement, TCFC may perform the same in any form or manner TCFC in its discretion deems necessary of desirable, and all monies paid by TCFC in connection therewith shall be additional

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indebtedness  and shall be immediately  due and payable  without notice together with interest payable on demand at the Default Rate. All of TCFC's rights and remedies shall be cumulative. At TCFC's request, or without request in the event of an Automatic Default, Dealer shall pay all Seller Credits to TCFC as soon as the same are received for application to indebtedness. Dealer authorizes TCFC to collect such amounts directly from Sellers and, upon request of TCFC, shall instruct Sellers to pay TCFC directly.

12. Dealer's Claims Against Sellers. Dealer shall not assert against TCFC any claim or defense Dealer may have against any Seller whether for breach of warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments or returns. Any such claims or defenses or other claims or defenses Dealer might have against a Seller shall not affect Dealer's liabilities or obligations to TCFC. Except as provided in the section entitled "Savings Provisions," Dealer's obligation to pay TCFC for Advances and Charges is absolute and Unconditional.

13. Notices. All notices to be given under the Agreement shall be in writing and shall be served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first-class postage prepaid or provided for, addressed to Dealer at its chief executive office shown below or to any office to which TCFC sends billing statements, or to TCFC at its address shown in the preamble hereto, attention its Credit Department, or at such other address designated by such party by notice to the other. Any Change Notice may be included in a billing statement. Any notice shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier of 2 calendar days after deposit in the United States mail except that any notice of change of address shall not be effective until actually received.

14. Term and Termination. Unless sooner terminated as provided in the Agreement or by at least 30 days prior written notice from either part to the other, the tem of the Agreement shall be for one year after the date of this ISA and from year to year thereafter; provided, however, TCFC may terminate the Agreement immediately by notice to Dealer in whole or only with respect to certain product lines if Dealer shall lose or relinquish any right to sell or deal in any product line of Prime Inventory. Upon termination of the Agreement, all indebtedness (or, if the Agreement is terminated only with respect to certain product lines, the indebtedness relative to such product lines) shall become immediately due and payable without notice or demand. Upon any termination, Dealer shall remain fully liable to TCFC for all indebtedness, including without limitation Charges, arising prior to or after termination, and all TCFC's rights and remedies and its security interest shall continue until all indebtedness is paid and all obligations of Dealer are performed in full. If TCFC makes Advances in reliance on a repurchase agreement from a Seller, it may cease making such Advances if it has any concern as to whether such repurchase Agreement will cover future Advances or be performed by such Seller. No provision of the Agreement shall be construed to obligate TCFC to make any Advances.


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15.  Submission to Jurisdiction:  Waiver of Bond.  Dealer hereby consents to the jurisdiction of any local, state or federal court located within the State of Illinois and waives any objection which Dealer may have based on improper venue or forum no convniens to the conduct of any action or proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it in the same manner as provided for notices to Dealer in this ISA and that service so made shall be deemed to be completed upon the earlier or actual receipt or 3 days after the same shall have been posted to Dealer or Dealer's agent as set forth below. Dealer hereby irrevocably appoints CT Corporation System as Dealer's agent for the purpose of accepting the service of any process within the State of Illinois. Nothing contained in this section shall affect the right of TCFC to serve legal process in any other manner permitted by law or affect the right of TCFC to bring any action or proceeding against Dealer or its property in the courts of any other jurisdiction. Dealer waives, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of TCFC.

16. Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, EXCEPT THAT QUESTIONS AS TO PERFECTION OF TCFC'S SECURITY INTEREST AND THE EFFECT OF PERFECTION OR NON-PERFECTION SHALL BE GOVERNED BY THE LAW WHICH WOULD BE APPLICABLE EXCEPT FOR THIS SECTION.

17. Jury Waiver. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH WAIVE ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR COUNTERCLAIM ARISING UNDER OR IN ANY WAY RELATED TO THE AGREEMENT, AND UNDER ANY THEORY OF LAW OF EQUITY, WHETHER NOW EXISTING OR HEREAFTER ARISING.

18. Inconsistent Provisions. Except as provided in the section entitled "Savings Provisions", in the event of an inconsistency between this ISA and any Program Letter, such Program Letter shall control. All Program Letters shall be cumulative. In the event of an inconsistency between two Program Letters or a Program Letter and a Change Notice, the later dated of the two shall control.

 19. Savings Provisions. All agreements between TCFC and Dealer, whether now existing or thereafter arising, and whether written or oral, are hereby limited by this section. In no contingency, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall Charges contracted for, charged, received, paid or agreed to be paid to TCFC exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, Charges would otherwise be payable to TCFC in excess of the maximum lawful amount, the Charges shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance, TCFC shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of

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                                                         9

Interest shall be applied to the reduction of the principal amount of indebtedness and not to the payment of Charges, or if such excessive interest exceeds the unpaid balance of the principal amount of indebtedness, such excess shall be refunded to Dealer. All Charges paid or agreed to be paid to TCFC, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of the Agreement (including any free floor periods) until payment in full of all principal obligations owing by Dealer so that the Charges for such full term shall not exceed the maximum amount permitted by applicable law.

20. Limitation of Remedies and Damages. TCFC and Dealer agree that in the event there is any dispute under the Agreement, the aggrieved party's remedy in connection with any action arising under or in any way related to the Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages.

21.      Miscellaneous.

         (a) Time is of the essence in the performance of Dealer's obligations under the Agreement. Any waiver by TCFC of a Default shall only be effective if in writing signed by TCFC and any waiver of a Default in a particular instance or of a particular Default shall not be a waiver of other Defaults or of the same kind of Default at another time. No modification of the Agreement shall bind TCFC unless in writing signed by TCFC.

         (b) The Agreement shall insure to the benefit of TCFC and its successors and assigns and may be assigned by TCFC in whole or in part.
References to TCFC shall be deemed to refer to TCFC and its successors and assigns. Dealer may not assign the Agreement without the prior written consent of TCFC. The Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (c) Dealer shall pay to TCFC on demand all reasonable attorneys' fees and legal expenses and other costs and expenses incurred by TCFC in connection with establishing, perfecting, maintaining perfection of, protecting and enforcing its Lien in the Collateral and collecting indebtedness, or in connection with any modification of the Agreement or any Default.

         (d) Any provisions of the Agreement found upon judicial interpretation or construction to be prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof.

         (e) All words used shall be understood and construed to be of such number and gender as the circumstances may require. Headings are for reference purposes only and shall not determine the meaning or interpretation of the Agreement.



22. Business and Warehouse Locations. (Include whether owned(o) or Leased (L):

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                                                        10

         Address      City      County   State         Zip              O/L

2226 Paseo Avenue    Orlando    Orange    FL          32805            L

23. Effectiveness. This ISA shall not become a contract until accepted by TCFC in Illinois. Acceptance may be by facsimile signature. Dealer waives notice of acceptance.

24. Integration: Final Writing. THIS WRITTEN AGREEMENT AND THE OTHER WRITINGS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. UNLESS EXPRESSLY PROVIDED IN THE AGREEMENT, THE AGREEMENT DOES NOT TERMINATE ANY SECURITY AGREEMENT BETWEEN TCFC AND DEALER.

Dated:                                    , 199      DEALER

ATTEST:                                BOAT TREE, INC.
(or witness)                          [Name of corporation, partnership or
                                      individual]

                                      By:
Title:
(Seal)                                Title:

Accepted in Illinois:                                Tax ID or S.S. No.:

TRANSAMERICA COMMERCIAL     Dealer's Chief Executive Office and Principal
                            Place of Business
FINANCE CORPORATION

By:                                                  2226 Paseo Avenue


Title:                                      Orlando, FL 32805


If Dealer is sole proprietor, enter home address:

If Dealer is a partnership, enter General Partners' names, home addresses and Tax ID or S.S.Nos.:

                         RIDER TO INVENTORY AGREEMENT


         This Rider is attached to and made a part of that certain Inventory Security Agreement (the "ISA") by and between Boat Tree, Inc. and TCFC dated July 2, 1992. All terms defined in the ISA which are not defined in this Rider shall have the same meaning in this Rider as in the ISA. The following Sections
(s) of the ISA are amended as follows:

1. Section 5(b) Covenants of the ISA is amended to add at the end thereof the following subsection (vii):

         Provide TCFC with unaudited semi-annual balance sheet and profit and loss statements for the first six (6) months of each fiscal year prepared in accordance with generally accepted accounting principles, consistently applied, within 20 days after the same are prepared but in no event later than 45 days after the end of the related fiscal period.

                                      Dealer:         Boat Tree, Inc.

                                      By:

                                      Title:

                                      Date:

                                          RIDER FC TO INVENTORY AGREEMENT


         All terms defined in the Inventory Security Agreement (the "ISA") by and between Boat Tree, Inc. and TCFC to which this Rider is attached which are not defined in this Rider shall have the same meaning in this Rider as in the ISA. The following Section(s) of the ISA are amended as follows:

         1. Section I Definitions of the ISA is hereby amended to add the following definitions:

                  "Tangible  Net Worth" as of any date means the sum of Dealer's
                  (x) net worth as reflected on its last twelve-month fiscal financial statements, (y) net earnings since the end of the fiscal year covered by such financial statements, both after provision for taxes and with inventory determined on a first in, first out basis and (z) debts owed to any guarantor, affiliate or employee which are fully subordinated to TCFC's satisfaction ("Subordinated Debt"); less the sum of: Dealer's
                  (i) intangible assets, including, without limitation, unamortized leasehold improvements, goodwill, franchises, licenses, patents, tradenames, copyrights, service marks, brand names, and covenants not to compete; (ii) prepaid
                  expenses;   (iii)  franchise   fees;   (iv)  notes,   accounts
                  receivable and other amounts which are owed to it by any guarantor, affiliate, or employee; (v) losses since the end of the fiscal year covered by such financial statements; and (vi) interest in the cash surrender value of any officer's or shareholder's life insurance policies.

                  "Debt" means (i) debt for borrowed money or for the deferred purchase price of property or services in respect of which Dealer is liable, as obligor or otherwise or any commitment by Dealer is liable, as obligor or otherwise or any commitment by which Dealer assures a creditor against loss, (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles ("GAAP"), recorded as capitalized leases in respect of which obligations Dealer is liable, and (iii) any unfunded obligation of Dealer or any affiliate to a "multi-employer plan" as such term is defined under the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") required to be accrued by GAAP.

         2. Section 5(b) Covenants of the ISA is amended to add at the end thereof the following subsection(s):

                  (viii) provide TCFC with unaudited quarter-end balance sheet and profit and loss statements for the first three (3) quarters of each fiscal year prepared in accordance with generally accepted accounting principles, consistently applied,

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                                                         1
                  within 20 days after the same are prepared but in no event later than 45 days after the end of the related fiscal quarter.

         3. Section 5(b) Covenants of the ISA is hereby amended to add at the end thereof the following paragraph (d):

         (d) So long as any of the Indebtedness remains outstanding or as long as this Agreement remains in effect, even if no Indebtedness is outstanding, Dealer shall maintain a ratio of Debt To Tangible Net Worth to exceed 4.5 to 1.0.

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